                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 DEL LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             DEL LABORATORIES, INC.

                                 178 EAB PLAZA

                         UNIONDALE, NEW YORK 11556-0178

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 28, 1998

                            ------------------------

                                                                  April 28, 1998

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DEL LABORATORIES, INC. (the "Corporation") will be held at Harrison House, Dosoris Lane and Old Tappan Road, Glen Cove, New York, 11542 on Thursday, May 28, 1998, at 9:30 A.M. (local time) to consider the following matters:

    1. To elect two members of the Board of Directors of the Corporation for a term of three years;

    2. To approve an amendment of the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of common stock; and

    3.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on April 6, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. A complete list of Stockholders entitled to vote at the Annual Meeting will be maintained at the Company's corporate offices at 178 EAB Plaza, Uniondale, New York 11556-0178, for ten days prior to the meeting.

    Stockholders are cordially invited to attend the meeting. If you are a stockholder of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an admission card by writing to Vice President--Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter.

    A copy of the Annual Report for the year 1997 is enclosed herewith.

                                          By Order of the Board of Directors,
                                          Shawn A. Smith
                                          SECRETARY

    YOU ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                             DEL LABORATORIES, INC.
                                 178 EAB PLAZA
                         UNIONDALE, NEW YORK 11556-0178
                                 --------------

                                PROXY STATEMENT
                                 --------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 28, 1998
                                 --------------

    Your proxy is hereby solicited on behalf of the Board of Directors of Del Laboratories, Inc., a Delaware corporation (the "Corporation") for use at the 1998 Annual Meeting of Stockholders, to be held on Thursday, May 28, 1998 at 9:30 a.m. at Harrison House, Dosoris Lane and Old Tappan Road, Glen Cove, New York, 11542, and at any adjournments thereof. The purposes of the meeting are as set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that these materials will be mailed on or about April 28, 1998 to all stockholders entitled to vote at the Annual Meeting.

    A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted FOR such matter. Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Corporation, by executing a later proxy or by attending the Annual Meeting in person and requesting the return of the proxy, in any case at any time prior to the voting of the proxy. The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Corporation may, without additional compensation therefor, solicit proxies either personally, by telephone or facsimile. The Corporation will, upon request, reimburse banks, brokers and others for their reasonable expenses incurred in handling proxy materials for beneficial owners.

    The Board of Directors has fixed the close of business on April 6, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to vote 7,616,041 shares of Common Stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock entitles the holder thereof to one vote. One-third of all shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Election of directors is by plurality vote, with the two nominees receiving the highest vote totals to be elected as directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

    If a stockholder is a participant in the Corporation's Employee Stock Ownership Plan (the "ESOP"), the participant will receive, with respect to the number of shares held for his or her account under the ESOP on the Record Date, a separate card which will serve as a voting instruction to the Trustee of the Employee Stock Ownership Trust, a trust that holds the shares acquired for the ESOP, with respect to shares held for the participant's account. Unless the card is signed and returned, shares held in the participant's account under the ESOP will be voted in the same proportion as the shares for which signed cards are returned by other participants.

    Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Corporation. Admission will be by admission card only. For stockholders of record who wish to obtain an admission card, please complete and return the enclosed Request for Admission Card. Beneficial owners with shares held through an intermediary, such as a bank or stockbroker, should request admission cards by writing to Vice President--Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain admission cards in advance may obtain them upon verification of ownership at the Annual Meeting. Admission cards may be issued to others at the discretion of the Corporation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to each person who, to the knowledge of the Corporation, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding Common Stock:

                                                                                      COMMON STOCK OWNED AS OF
                                                                                           APRIL 6, 1998
                                                                                     --------------------------
                                                                                      AMOUNT AND
                                                                                       NATURE OF
NAME AND ADDRESS OF                                                                   BENEFICIAL      PERCENT
  BENEFICIAL OWNER                                                                   OWNERSHIP (1)   OF CLASS
-----------------------------------------------------------------------------------  -------------  -----------
Dan K. Wassong
  Del Laboratories, Inc.
  178 EAB Plaza
  Uniondale, New York (2)..........................................................     2,863,926(3)      32.8%(4)
Martin E. Revson
  445 Park Avenue
  New York, New York (2)...........................................................     1,186,966        15.6%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue--Suite 650
  Santa Monica, California.........................................................       455,579(5)       6.0%

------------------------

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Mr. Wassong and Mr. Revson each has granted the other a right of first refusal to purchase certain of his shares in the event one of them wishes to dispose of such shares or upon his death, notwithstanding which each has the right to dispose of a limited number of shares in any period of 12 consecutive months.

(3) Includes 1,670,354 shares owned individually by Mr. Wassong, 3,110 shares owned by Mr. Wassong's wife (as to which he disclaims beneficial ownership), 1,119,184 shares issuable upon exercise of options held by Mr. Wassong and 71,278 shares held for Mr. Wassong's account under the ESOP (as of December 31, 1997).

(4) Based on 7,616,041 shares outstanding on April 6, 1998 plus, with respect to Mr. Wassong, the number of shares he may acquire pursuant to the exercise of options (see footnote (3) above).

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, is deemed to have beneficial ownership of 455,579 shares of the Corporation's stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, with respect to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock by (i) each director of the Corporation (other than Mr. Wassong and Mr. Revson, information with respect to each of whom is presented above), (ii) each of the four most highly-compensated executive officers of the Corporation during 1997 other than Mr. Wassong and (iii) all directors and executive officers as a group:

                                                                                         COMMON STOCK OWNED AS OF
                                                                                              APRIL 6, 1998
                                                                                        --------------------------
                                                                                         AMOUNT AND
                                                                                          NATURE OF
                                                                                         BENEFICIAL      PERCENT
                                                                                        OWNERSHIP (1)   OF CLASS
                                                                                        -------------  -----------
DIRECTORS

Robert A. Kavesh......................................................................        16,244          0.2%
Steven Kotler.........................................................................        60,363(2)        0.8%
Marcella Maxwell......................................................................           177            *
Jack Futterman........................................................................         8,423          0.1%
George L. Lindemann...................................................................        82,133(3)        1.1%
EXECUTIVE OFFICERS
Charles J. Hinkaty....................................................................       386,083(4)        4.9%
Harvey P. Alstodt.....................................................................       147,054(5)        1.9%
William McMenemy......................................................................       281,124(6)        3.6%
James Lawrence........................................................................        22,476(7)        0.3%
Melvyn C. Goldstein...................................................................        89,732(8)        1.2%

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

(12 persons)..........................................................................     5,144,701(9)       55.6%

------------------------

*   Less than .1%

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Includes 1,677 shares of Common Stock owned by Mr. Kotler's wife, 152 shares owned by a pension trust for the benefit of Mr. Kotler and 1,333 shares owned by a family foundation which Mr. Kotler may be deemed to control.

(3) Shares are owned by a partnership controlled by Mr. Lindemann.

(4) Includes 235,055 shares which Mr. Hinkaty may acquire through exercise of options currently outstanding and 7,069 shares held for Mr. Hinkaty's account under the ESOP as of December 31, 1997. Mr. Hinkaty is also a director of the Corporation.

(5) Includes 83,525 shares which Mr. Alstodt may acquire through exercise of options currently outstanding and 5,980 shares held for Mr. Alstodt's account under the ESOP as of December 31, 1997.

(6) Includes 193,804 shares which Mr. McMenemy may acquire through exercise of options currently outstanding and 18,824 shares held for Mr. McMenemy's account under the ESOP as of December 31, 1997.

(7) Includes 10,666 shares which Mr. Lawrence may acquire through exercise of options currently outstanding and 1,143 shares held for Mr. Lawrence's account under the ESOP as of December 31, 1997.

(8) Includes 9,098 shares held for Mr. Goldstein's account under the ESOP as of December 31, 1997. Mr. Goldstein ceased to be an executive officer of the Corporation on November 15, 1997.

(9) Includes (i) 1,642,235 shares which such persons have rights to acquire through the exercise of options currently outstanding, (ii) 113,392 shares held for the accounts of all executive officers and directors under the ESOP as of December 31, 1997, (iii) 3,110 shares owned by Mr. Wassong's wife,
    (iv) 1,667 shares owned by Mr. Kotler's wife, (v) 152 shares held by a pension trust for the benefit of Mr. Kotler, (vi) 1,333 shares owned by a family foundation which Mr. Kotler may be deemed to control, and (vii) 82,133 shares owned by a Partnership controlled by Mr. Lindemann.

    Each director and executive officer of the Corporation and persons owning more than 10% of the Corporation's equity securities are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of, or transactions in, the Corporation's equity securities. To the Corporation's knowledge (based solely on a review of the copies of such reports furnished to the Corporation), all of the Corporation's directors, executive officers and owners of greater than 10% of the Corporation's equity securities timely made all required filings.

                             ELECTION OF DIRECTORS

    The Corporation's Restated Certificate of Incorporation provides that the Board of Directors shall consist of a minimum of three directors and a maximum of ten directors, with the number to be fixed by the Board of Directors and such number to be divided into three classes that will be nearly as equal as possible. The Board currently consists of eight directors, three of whom are designated as members of Class I, two of whom are designated as members of Class II and three of whom are designated as members of Class III . The term of office of each class of directors is three years, with one class of directors expiring each year in rotation so that one class is elected at each annual meeting.

    Two directors for Class II are to be elected at the Annual Meeting and, when elected, will serve until the Annual Meeting of Stockholders for 2001 and until the election and qualification of their successors. Mr. George Lindemann was nominated for election by the Board to fill the vacancy to be left by Mr. Robert Haines, who is not standing for reelection due to his retirement.

    It is the intention of the Board of Directors to nominate at the Annual Meeting the individuals whose names are set forth in Class II below for election to the Board of Directors for a three year term. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee as the Board of Directors may designate. The proxies in the accompanying form, duly returned to the Board of Directors, can only be voted for two directors to be elected at the Annual Meeting.

INFORMATION CONCERNING DIRECTORS

    The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of the Corporation (i) his or her name and age; (ii) his or her principal occupation, including positions or offices held with the Corporation, at present and for the past five years; (iii) the year in which he or she began to serve as a director; and (iv) the class of director to which he or she belongs.

                                    CLASS I
          (TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS FOR 2000)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE                               PRINCIPAL OCCUPATION OR EMPLOYMENT (1)                   DIRECTOR SINCE
-------------------------  -----------------------------------------------------------------------  ---------------
Martin E. Revson (87)      Private investor since August 1992; Chairman of the Board of the
                           Corporation from July 1963 to August 1992                                        1963

Dan K. Wassong (67)        President and Chief Executive Officer of the Corporation; Chairman of
                           the Board since August 1992                                                      1968

Jack Futterman (67)        Private investor since March 1996; Chairman and Chief Executive Officer
                           of Pathmark Stores, Inc. from September 1989 to March 1996                       1996

                                    CLASS II
          (TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS FOR 2001)
                 TWO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE                                  PRINCIPAL OCCUPATION OR EMPLOYMENT (1)                DIRECTOR SINCE
------------------------------  ------------------------------------------------------------------  ---------------
Charles J. Hinkaty (48)         Vice President of the Corporation and President of Del
                                Pharmaceuticals, Inc.                                                       1986

George L. Lindemann (62)        Chairman of the Board and Chief Executive Officer of Southern
                                Union Co.                                                                     (2)

                                   CLASS III
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 1999)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE                                  PRINCIPAL OCCUPATION OR EMPLOYMENT (1)                DIRECTOR SINCE
------------------------------  ------------------------------------------------------------------  ---------------
Robert A. Kavesh (70)           Marcus Nadler Professor of Finance and Economics, Graduate School           1976
                                of Business, New York University

Steven Kotler (51)              President and Chief Executive Officer, Schroder & Co. Inc., an              1987
                                investment banking firm (3)

Marcella Maxwell (60)           Director of Development and Public Affairs, Miracle Makers, Inc.,           1994
                                since February 1995; Director of Special Projects, Community
                                Affairs, Brooklyn Health Center, from July 1994 to February 1995;
                                Vice President, Community Affairs, New York City Health and
                                Hospital Corporation, from May 1992 to April 1994; and Director of
                                Education, New York City Housing Authority, from August 1990 to
                                April 1992

------------------------

(1) Executive officers of the Corporation, unless otherwise indicated.

(2) Mr. Lindemann was nominated for election to fill the vacancy left as a result of Mr. Haines' retirement.

(3) The Corporation during the past fiscal year has retained, and proposes in the future to retain Schroder & Co. Inc. and certain of its affiliates to perform investment advisory and other services.

    Mr. Wassong is also a director of Southern Union Company and Moore Medical Corp. Mr. Kavesh is also a director of Neuberger & Berman Income Funds, Inc. Mr. Kotler is also a director of Moore Medical Corp. and Schroders plc. Mr. Futterman is also a director of The Hain Foods Group, Inc.

    In June 1992, Martin E. Revson, a director of the Corporation, was named in a complaint brought by the Securities and Exchange Commission ("SEC") against Edward R. Downe and certain other persons (SECURITIES AND EXCHANGE COMMISSION V. DOWNE, ET AL., 92 CIV 4092 (PKL)), which complaint alleged violations of certain federal securities laws in connection with trading activities of the defendants. In October 1993, Mr. Revson consented to entry of a Final Judgment of Permanent Injunction and Other Equitable Relief ("Final Judgment"), without admitting or denying the relevant allegations of the complaint. Under the terms of the Final Judgment, Mr. Revson is permanently enjoined from engaging in actions which would constitute violations of Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 promulgated thereunder in connection with the purchase and sale of securities, or which would constitute violations of Section 14(e) of the Exchange Act and Rule 14e-3 promulgated thereunder in connection with trading in securities which are the subject of any tender offers or related activities. Mr. Revson paid the profits and a penalty resulting from trades in securities of one company.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors of the Corporation held 8 meetings during 1997 and acted 4 times by unanimous written consent.

    The Board of Directors currently has three committees, an Audit Committee, a Compensation Committee and a Human Resources Committee. The Corporation has no standing nominating committee or any committee performing similar functions. The Board of Directors determines nominees for election to the Board.

    The Audit Committee, which is presently comprised of Messrs. Haines, Kavesh and Kotler, recommends to the Board of Directors the engaging of the independent auditors, reviews with the independent auditors the plan and results of the auditing engagement, reviews the independence of auditors and considers the range of audit and non-audit fees. It held one meeting in 1997.

    The Compensation Committee, comprised of Messrs. Kotler, Kavesh and Futterman, establishes the compensation of the Chief Executive Officer and reviews with management on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees. The Stock Option Committee, a subcommittee of the Compensation Committee, administers the Corporation's stock-based incentive plans. The Stock Option Committee consists of Mr. Kavesh and Mr. Futterman. This Committee held four meetings during 1997.

    The Human Resources Committee is comprised of Ms. Maxwell and Mr. Kotler. The Human Resources Committee deals with all aspects of employee benefits, complaints, employment practices and other matters involving the welfare of employees and prospective employees of the Corporation (other than negotiation of collective bargaining agreements and individual contracts of employment and other matters expressly reserved for action by the Compensation Committee). The Committee held one meeting during 1997. The members of the Committee also received monthly written reports prepared during the year by counsel in connection with the Corporation's EEOC compliance activities.

    During 1997, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors or the total number of meetings of the committees on which any individual director served.

DIRECTORS' FEES

    Mr. Kavesh, Mr. Kotler, Ms. Maxwell and Mr. Futterman each received the amount of $25,000 for services rendered by them in 1997 as directors of the Corporation. No other director received any fees for serving as such in 1997.

RECOMMENDATION OF BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR election as directors in Class II the nominees identified above. Those nominees who receive the two highest numbers of votes for their election as directors will be elected.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation in 1997, 1996 and 1995 of the Corporation's Chief Executive Officer and each of the other most highly compensated executive officers in 1997 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                               -------------------
                                                   ANNUAL COMPENSATION             SECURITIES
            NAME AND PRINCIPAL              ---------------------------------      UNDERLYING          ALL OTHER
                 POSITION                     YEAR       SALARY      BONUS         OPTIONS(1)       COMPENSATION(2)
------------------------------------------  ---------  ----------  ----------  -------------------  ----------------
Dan K. Wassong                                   1997  $  688,000  $  890,000         115,472         $    353,747
  Chairman, President and Chief Executive        1996     674,000     809,000         160,892              370,247
  Officer                                        1995     660,000     635,000         240,165              358,211

Charles J. Hinkaty                               1997  $  320,500  $   65,000          27,233         $     14,070
  Vice President and President of Del            1996     310,454      90,000          19,254               15,112
  Pharmaceuticals, Inc.                          1995     302,461      75,000         107,638               12,677

Harvey P. Alstodt                                1997  $  269,500  $  200,000          27,688         $     15,408
  Executive Vice President, Sales-               1996     257,125     170,000          24,305               16,419
  Cosmetics Division, North America              1995     247,500     135,000          31,529               13,999

William McMenemy
  Executive Vice President,                      1997  $  269,500  $  200,000          32,358         $     14,970
  Marketing-Cosmetics Division, North            1996     257,125     170,000          26,209               16,034
  America                                        1995     249,500     135,000          18,722               13,598

James Lawrence                                   1997  $  226,000  $  160,000               0         $     12,203
  Group Vice-President, Operations               1996     216,000     130,000               0               13,245
                                                 1995     208,000     100,000          10,666               10,820

Melvyn C. Goldstein                              1997  $  231,800  $  164,000          41,468         $     15,055
  Vice-President-Finance (until November         1996     223,175     134,000          44,764               16,309
  15, 1997)                                      1995     215,775     100,000          10,666               13,907

------------------------

(1) All stock options have been adjusted to reflect a four-for-three stock split effective February 20, 1998. Stock options granted during 1996 prior to November 29, 1996 have been adjusted to reflect a four-for-three stock split effective on that date (the "1996 Stock Split"). Stock options granted during 1995 prior to June 30, 1995 have been adjusted to reflect a two-for-one stock split effective on that date (the "1995 Stock Split"), as well as the 1996 Stock Split.

(2) Includes for each Named Executive Officer (i) the dollar amount of all contributions made by the Corporation and all shares allocated to the account of such officer in each year under the ESOP (in 1997 the amounts contributed and allocated, calculated based on the closing price of the Common Stock on December 31, 1997, were as follows: Mr. Wassong--$3,551, Mr. Hinkaty--$3,551,

    Mr. Alstodt--$3,551, Mr. McMenemy--$3,551, Mr. Lawrence--$3,551, and Mr. Goldstein--$3,551); (ii) the insurance premiums paid in each year in respect of such officer under the Corporation's Executive Medical Reimbursement Plan (in 1997, the amounts paid were as follows: Mr. Wassong-- $8,652, Mr. Hinkaty--$8,652, Mr. Alstodt--$8,652, Mr. McMenemy--$8,652 , Mr.
    Lawrence--$8,652 and Mr. Goldstein--$8,652); and (iii) the dollar value (calculated in accordance with SEC guidelines) of the premiums paid by the Corporation with respect to "split dollar" life insurance policies maintained by the Corporation for certain of such officers (in 1997, the amounts were as follows: Mr. Wassong--$104,209, Mr. Hinkaty $1,867, Mr. Alstodt--$3,205, Mr. McMenemy--$2,767, and Mr. Goldstein--$2,852). Also includes for Mr. Wassong indebtedness owed by him to the Corporation which was forgiven in each year ($237,335 in 1997). See "Description of Employment Agreements" and "Certain Transactions" below.

STOCK OPTIONS

    The Corporation currently has two plans under which stock options are currently outstanding, the 1994 Stock Plan (the "1994 Plan") and the 1984 Stock Option Plan (the "1984 Plan"). Each of the plans is currently administered by the Stock Option Committee, a subcommittee of the Compensation Committee. As of April 6, 1998, options to purchase a total of 1,070,105 shares of Common Stock were outstanding under the 1994 Plan and options to purchase a total of 684,887 shares were outstanding under the 1984 Plan. As of that date, a total of 275,801 shares remained available for additional grants under the 1994 Plan. No further options may be granted under the 1984 Plan; however, under the terms of the 1994 Plan, shares subject to stock options granted under the 1984 Plan, if, as and when they expire, terminate or are surrendered unexercised, will become available for awards under the 1994 Plan. In addition, if in connection with any award under the 1994 Plan or the 1984 Plan, shares of Common Stock are tendered to the Corporation in payment of any exercise or purchase price or in payment of taxes relating to any such award, an equal number of shares shall be available for further awards under the 1994 Plan.

    STOCK OPTION GRANTS DURING 1997

    The following table sets forth for each of the Named Executive Officers information regarding individual grants of options during the year ended December 31, 1997 and the present value of these options on their grant date.

INDIVIDUAL GRANTS

                                                     % OF TOTAL
                                   NUMBER OF           OPTIONS
                                  SECURITIES         GRANTED TO                                          GRANT DATE
                                  UNDERLYING        EMPLOYEES IN    EXERCISE OR        EXPIRATION          PRESENT
NAME                          OPTIONS GRANTED (1)    FISCAL YEAR    BASE PRICE            DATE            VALUE(2)
----------------------------  -------------------  ---------------  -----------  ----------------------  -----------
                                      78,593               25.9%     $  21.938             May 23, 2004   $ 552,686
Dan K. Wassong..............          36,879               12.1%        30.000         October 21, 2004     362,751

Charles J. Hinkaty..........          27,233                9.0%     $  18.656           April 28, 2004   $ 150,238

                                      20,888                6.9%     $  22.500             May 15, 2004   $ 137,814
Harvey P. Alstodt...........           6,800                2.2%        23.250            June 19, 2004      50,487

                                      26,667                8.8%     $  18.656           April 28, 2004   $ 147,112
William McMenemy............           5,692                1.9%        26.812        November 21, 2004      48,808

James F. Lawrence...........               0                0.0%           N/A                      N/A         N/A

                                      21,468                7.1%     $  18.656        February 15, 1998   $ 118,433
Melvyn C. Goldstein.........          20,000                6.6%        23.250        February 15, 1998(3)    148,494

------------------------

(1) Each of the options granted during 1997 has an exercise price equal to the fair market value of a share of Common Stock on the date of grant, expires seven years from the date of grant and vests in one third annual increments commencing one year after the date of grant.

(2) These amounts were determined using the modified Black-Scholes option pricing model. The assumptions underlying the Black-Scholes value include
    (a) an expected volatility of 22.66%, 22.66% 27.40%, 27.98%, 29.53% and
    29.30% with respect to the options which expire, respectively, on April 28, May 15, May 23, June 19, October 21 and November 21, 2004 (all volatilities are based on the average of the one, three and five year historical volatilities of the Common Stock in effect on the dates of grant); (b) a risk-free rate (which approximates the five year Treasury bond rate on the date of grant) of 6.79%, 6.51%, 6.57%, 6.28%, 6.06% and 5.76% with respect to the options which expire, respectively, on April 28, May 15, May 23, June 19, October 21 and November 21, 2004; (c) projected dividend yield of .56%, .47%, .48%, .45%, . 35% and .39% with respect to the options which expire, respectively, on April 28, May 15, May 23, June 19, October 21 and November 21, 2004, all based on an annual dividend of $0.14 per share (i.e., the annual dividend rate in effect on the dates of grant of such options); (d) a five year expected period to exercise for the options; and (e) a discount rate of 5% per annum during the vesting schedule for the options (one-third vesting on each anniversary of the date of grant).

(3) Mr. Goldstein's options expired pursuant to the terms of the 1994 Plan three months after he ceased to be an executive officer of the Corporation on November 15, 1997.

    OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 1997 and unexercised stock options held as of December 31, 1997.

                                                                      NUMBER OF                 VALUE OF
                                                                SECURITIES UNDERLYING         UNEXERCISED
                                                                     UNEXERCISED              IN-THE-MONEY
                                                                     OPTIONS AT                OPTIONS AT
                         SHARES ACQUIRED ON   VALUE REALIZED        DEC. 31, 1997          DEC. 31, 1997 (1)
NAME                          EXERCISE             (1)         EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-----------------------  ------------------  ----------------  -----------------------  ------------------------
Dan K. Wassong.........         199,502        $  3,923,769          862,328/256,856    $   19,186,203/2,807,469
Charles J. Hinkaty.....          45,154             619,179           190,158/52,312           3,943,397/722,126
Harvey P. Alstodt......          35,122             582,380            35,777/47,748             611,779/505,206
William McMenemy.......          80,785           1,364,438           143,972/49,832           3,400,006/561,369
James Lawrence.........          10,666             241,234                 10,666/0                   188,000/0
Melvyn Goldstein.......          34,129             437,410                 20,137/0                   318,962/0

------------------------

(1) The value realized is determined by multiplying the number of shares acquired by the closing market price of the Common Stock on the date of exercise, less the aggregate exercise price for said options. Based upon the closing price of the Common Stock on December 31, 1997 ($30.00 per share, adjusted for split on February 20, 1998), less the exercise price for the aggregate number of shares subject to the options.

PENSION BENEFITS

    The following table shows the sum of the annual pension benefits payable to the Named Executive Officers under the Pension Plan and the annual SERP (benefits) assuming retirement at age 65 with election of a benefit payable as a life annuity in various remuneration and years of service classifications:

                                 ANNUAL BENEFITS
                    YEARS OF CREDITED SERVICE AT RETIREMENT(2)
 FINAL AVERAGE    ----------------------------------------------
COMPENSATION (1)      15          20          25          30
----------------  ----------  ----------  ----------  ----------
  $     75,000    $   13,500  $   18,000  $   22,500  $   27,000
  $    100,000    $   18,000  $   24,000  $   30,000  $   36,000
  $    150,000    $   27,000  $   36,000  $   45,000  $   54,000
  $    200,000    $   36,000  $   48,000  $   60,000  $   60,000
  $    300,000    $   54,000  $   72,000  $   90,000  $   90,000
  $    400,000    $   72,000  $   96,000  $  120,000  $  120,000
  $    500,000    $   90,000  $  120,000  $  150,000(3) $  150,000(3)
  $    600,000    $  108,000  $  144,000(3) $  180,000(3) $  180,000(3)
  $    800,000    $  144,000(3) $  192,000(3) $  240,000(3) $  240,000(3)
  $    900,000    $  162,000(3) $  216,000(3) $  270,000(3) $  270,000(3)
  $  1,000,000    $  180,000(3) $  240,000(3) $  300,000(3) $  300,000(3)
  $  1,100,000    $  198,000(3) $  264,000(3) $  330,000(3) $  330,000(3)

------------------------

(1) The Pension Plan benefits are based on the highest five consecutive years out of final ten years of employment before normal retirement date. The SERP benefits are currently based on the yearly compensation for 1996. The compensation for 1996 for Messrs. Wassong, Hinkaty, Alstodt, McMenemy, Lawrence and Goldstein was $1,334,091, $387,957, $395,604, $396,509, 261,545
    and $331,223, respectively.

(2) Messrs. Wassong, Hinkaty, Alstodt, McMenemy, Lawrence and Goldstein have, respectively, 32, 13, 11, 32, 5 and 16 years of credited service under the Pension Plan.

(3) The benefits payable under the Pension Plan are currently limited to $125,000, which is the maximum currently allowable under the Code. Any pension benefit payable in excess of the maximum permitted by the Code would, if applicable, be payable under the SERP.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

    DAN K. WASSONG

    Dan K. Wassong, Chairman of the Board, President and Chief Executive Officer of the Corporation, is party to an employment agreement with the Corporation dated as of November 13, 1992, which restates and amends an employment agreement originally entered into in December 1982. The agreement was further amended in certain respects by an amendment dated March 21, 1994 (the "1994 Amendment") and by an amendment dated March 31, 1997 (the "1997 Amendment"). The agreement, as currently in effect, provides for Mr. Wassong's full time employment until December 31, 2005 at an annual base salary of not less than $688,000. In addition, the Board of Directors may grant Mr. Wassong bonuses on a discretionary basis (in addition to bonuses which Mr. Wassong may receive under the Incentive Plan). Upon termination of the agreement except for death, disability or cause, Mr. Wassong has agreed to serve as a consultant to the Corporation for a period of five years, although Mr. Wassong may elect not to serve as a consultant if Mr. Wassong is terminated without cause (the definition of which includes a "change in control" of the Corporation, as defined), or if he retires with the consent of a majority of the other directors after age 65 and before age 70, or retires at or after age 70 with or without the consent of the other directors (such retirement is hereinafter referred to as a "Voluntary Retirement"). During such time as he serves as a consultant, Mr. Wassong will be paid an annual amount equal to 60% of his base salary at the time of termination of the agreement. In addition, during that time, Mr. Wassong and his immediate family will be entitled to continue to participate in the Corporation's medical reimbursement program or to receive substantially equivalent medical insurance coverage, and Mr. Wassong will be provided, at the Corporation's expense, with an office and support services and use of an automobile.

    The agreement also provides for payment, upon its termination for any reason other than cause or voluntary termination prior to a Voluntary Retirement, of compensation based on one month of compensation at the Adjusted Compensation Rate (i.e., an annual rate of compensation equal to the base annual salary in effect at the date of termination plus 110% of the previous year's bonus) for each year of Mr. Wassong's employment by the Corporation since 1965. In the event the agreement is terminated without cause, Mr. Wassong will also receive a lump sum payment equal to his base annual salary at the time of termination multiplied by the greater of (i) the number of years remaining in the term of the agreement and (ii) four years. If the Agreement is terminated as a result of Mr. Wassong's mental or physical disability, Mr. Wassong will continue to receive his base annual salary in effect at the time of such disability for the longer of (i) and (ii) above. If Mr. Wassong should die during the term of the agreement, his designee (or legal representative) will receive payments for six months after his death at the base salary rate in effect at the time of death. Furthermore, if termination is a result of the death or disability of Mr. Wassong or without cause, Mr. Wassong (or his representative, as the case may be) may require the Corporation to pay as additional compensation the excess of the market value of shares of stock which Mr. Wassong had an option to acquire from the Corporation over the aggregate exercise for those options (in which case such options shall be cancelled).

    Under the agreement, the Corporation has agreed to lend, or cause to be loaned to Mr. Wassong (to the extent permitted by applicable law), amounts sufficient to enable him to (i) exercise options and rights to purchase shares of Common Stock of the Corporation heretofore or hereafter granted to him and
(ii) pay any applicable federal, state and local income taxes incurred by him as a result of the exercise of such options and rights. Mr. Wassong also has been granted certain rights for the registration of shares for public offering under the Securities Act of 1933, as amended.

    Pursuant to the terms of the agreement, during 1993 the Corporation purchased $4,000,000 of life insurance policies payable on the death of Mr. Wassong. Under the terms of a Life Insurance Agreement by and among the Corporation and a trust established for the purpose of owning the policies, the policies are subject to a "split dollar" arrangement under which the Corporation will receive, upon Mr. Wassong's death, an amount equal to the premiums paid by the Corporation, without interest. The Corporation has agreed to pay all premiums due in respect of such insurance policies (and any additional policies that may be required to be purchased in order to provide an aggregate death benefit of no less than $4,000,000). In addition, in certain circumstances, the Corporation is required to pay additional premiums to assure that the amount payable to Mr. Wassong's beneficiaries will be no less than $2,000,000. The annual premium under the policies is $170,363.24; it is anticipated that the annual premium will be required to be paid until 2002, at which time it is estimated that the policies will be fully paid up (although the period of time over which the premiums will be required to be paid may vary depending upon the investment performance of the insurers and other factors). Pursuant to the Life Insurance Agreement, the Corporation will continue to be obligated to pay the premiums during Mr. Wassong's employment with the Corporation and following termination of his employment, unless termination is a result of a discharge for cause or if Mr. Wassong voluntarily terminates employment other than by Voluntary Retirement. Amounts payable to Mr. Wassong's beneficiaries upon his death pursuant to the policies purchased under the Life Insurance Agreement are in addition to benefits payable pursuant to the Corporation's general life insurance coverage available to all employees.

    OTHER NAMED EXECUTIVE OFFICERS

    The Corporation is currently party to an employment agreement with Charles
J. Hinkaty, Vice President and President of Del Pharmaceuticals, Inc., for a term expiring on March 31, 1999. Under the employment agreement, Mr. Hinkaty's annual rate of compensation shall not be less than $270,000.

    The Corporation has renewed an employment agreement with Harvey Alstodt, Executive Vice President, Sales-Cosmetics Division, North America, for a term expiring on March 31, 2001. Under the employment agreement, Mr. Alstodt's annual rate of compensation shall not be less than $250,000.

    The Corporation is currently party to an employment agreement with William McMenemy, Executive Vice President, Marketing-Cosmetics Division, North America, for a term expiring on March 31, 2003. Under the employment agreement, Mr. McMenemy's annual rate of compensation shall not be less than $250,000.

    The Corporation has renewed an employment agreement with James Lawrence, Group Vice President, Operations, for a term expiring on March 31, 2001. Under the employment agreement, Jim Lawrence 's annual rate of compensation shall not be less than $208,000.

    The Corporation has agreed to provide to each of Messrs. Hinkaty, Alstodt and McMenemy $500,000 of life insurance (including the insurance benefits payable under the Corporation's group benefit plans), payable upon death to their respective designees.

    In accordance with the Corporation's policy regarding executives who have been with the Corporation for at least ten years, Messrs. Hinkaty, Alstodt and McMenemy will, upon termination of their employment without cause, be entitled to receive, as severance compensation, one month's salary at the annual rate of $270,000, $250,000 or $200,000 respectively, for every year of service with the Corporation, up to a maximum of 24 months; Mr. Hinkaty has been with the Corporation for 13 years, Mr. Alstodt has been with the Corporation for 11 years and McMenemy has been with the Corporation for 33 years. Termination without cause, for purposes of each of the compensation arrangements described in this paragraph, is deemed to include a "change of control" as defined.

CERTAIN TRANSACTIONS

    Pursuant to the 1994 Amendment to Mr. Wassong's employment agreement, three outstanding loans made by the Corporation to Mr. Wassong were consolidated, effective as of January 1, 1994, with the then aggregate principal amount of the three loans (the "Existing Balance") to be repaid, with interest at the rate of 6% per annum, in annual amounts of $130,000 in 1994, $140,000 for each year during the period from 1997 through 2003 and a final payment of $642,250 on January 20, 2004, provided that each payment of principal and interest will be forgiven when due so long as Mr. Wassong is then employed by, or then serves as a consultant to, the Corporation. Pursuant to the 1997 Amendment to Mr. Wassong's employment agreement, the period during which the Existing Balance is to be repaid was extended from January 20, 2004 to January 20, 2006, and the schedule of principal payments which are to be made was changed so that payments of $140,000 are to be made in each of 2004 and 2005 and a final payment of $362,250 is to be made on January 20, 2006. The Corporation may, at its option, forgive additional amounts in excess of the scheduled principal and interest payments in any year, provided that the maximum amount of principal and interest which may be forgiven in any calendar year (including the scheduled payments during that year), other than 2006, may not exceed $360,000. Any amount forgiven in any year in excess of the scheduled principal and interest will be applied in inverse order against the remaining principal payments. During 1997, $140,000 of principal and $97,335 of interest were forgiven by the Corporation.

    Under the 1994 Amendment, Mr. Wassong's indebtedness is required to be secured by shares of Common Stock of the Corporation having a market value equal to not less than 110% of the principal amount of the Existing Balance then outstanding. If Mr. Wassong leaves the Corporation or ceases to serve as a consultant to the Corporation for any reason other than termination without cause by the Corporation, disability, death or Voluntary Retirement, the portion of the Existing Balance then outstanding, plus all accrued interest, will become immediately due and payable. In the event of Mr. Wassong's death or disability while employed by, or while serving as a consultant to, the Corporation, or in the event his employment or consultancy is terminated without cause, the portion of the Existing Balance then outstanding and accrued interest will be forgiven.

    In October 1992, the Corporation loaned Mr. Hinkaty $130,000 to enable him to exercise an option to purchase shares of Common Stock. The loan, which bears interest at the prime rate of Chemical Bank, is payable in 40 quarterly installments commencing on March 31, 1993. The loan is secured by a pledge of 11,333 shares of Common Stock. If Mr. Hinkaty were to leave the employment of the Corporation for any reason other than death or disability, the loan will be payable in full within 30 days thereafter. The current principal balance of this loan is $65,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing the compensation of the Corporation's Chief Executive Officer and reviews with management on a periodic basis existing and proposed compensation, plans and arrangements for executive officers and other employees. It is also responsible for administering the Incentive Plan. The Stock Option Committee, a subcommittee of the Compensation Committee, administers the stock-based incentive plans. The Compensation Committee is currently comprised of Robert A. Kavesh, Steven Kotler and Jack Futterman. The Stock Option Committee is comprised of Messrs. Kavesh and Futterman.

    As discussed below, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Corporation's executive officers. No specific weighting was assigned by the Compensation Committee to any of the factors considered in determining the remuneration paid to the Chief Executive Officer and the other Named Executive Officers for 1997.

    GENERAL POLICIES

    The Corporation's executive compensation program is intended to provide a competitive total compensation package that enables the Corporation to attract and retain key executives and that focuses executive behavior on the fulfillment of both short- term (i.e., annual) and long-term business objectives and strategy. The key components of the Corporation's executive compensation program have been base salary, annual incentive compensation and stock options. In addition, with respect to Dan K. Wassong, the Corporation's Chief Executive Officer, consideration is given to forgiveness of indebtedness to the Corporation which Mr. Wassong has incurred in the past in connection with his exercise of stock options, which forgiveness is provided for under his employment agreement (as amended) on an annual basis through 2006 (subject, except in limited circumstances, to his continued employment with the Corporation) and which is deemed to be valuable to the Corporation by enabling and encouraging him to have a substantial position as a stockholder of the Corporation.

    In determining compensation for its executive officers, the Corporation generally seeks to remain competitive with compensation levels for executives of companies of comparable size and profitability engaged in the health and beauty business.

    Base salaries for each of the Named Executive Officers are (subject to contractually stipulated minimums) based upon past and expected future performance of the executive, the executive's responsibilities with the Corporation and salaries for similar executive positions in companies that are competitive with, and comparable in size to, the Corporation (including a number of companies in addition to those reflected in the peer group index used in the stock performance graph appearing below). The base salary of the Chief Executive Officer is determined by the Compensation Committee. The base salaries of all other Named Executive Officers are fixed by the Chief Executive Officer, subject to review by the

Compensation Committee. During 1997, the maximum increase in base salary for any of the Named Executive Officers was approximately 4%. Annual incentive compensation for each Named Executive Officer has been linked, generally, to overall corporate performance and/or the performance of a particular subsidiary or other business unit for which the executive may have responsibility, but has also included a subjective assessment of the officer's success in fulfilling the duties and responsibilities of his position. Generally, annual incentive compensation has constituted approximately 15% to 50% of each Named Executive Officer's total cash compensation in any year. Commencing in 1994, incentive compensation for each Named Executive Officer in any year has been established under an Incentive Plan, pursuant to which the Compensation Committee, with respect to the Chief Executive Officer, and the Chief Executive Officer, with respect to all other executive officers, establishes performance objectives for use in determining all or a portion of amounts payable to such persons. The annual incentive bonuses for 1997 for the Named Executive Officers ranged from approximately 17% to 56% of their total cash compensation.

    The principal mechanism for rewarding executives for long- term performance has been the grant of stock options under the Corporation's stock-based incentive plans. The plan currently employed by the Corporation for this purpose is the 1994 Stock Plan. Under the 1994 Stock Plan, the Stock Option Committee may grant to executive officers and other key employees stock options, as well as other stock-based awards, including restricted stock grants, deferred stock and performance-based stock awards. To date, awards under the 1994 Stock Plan have consisted only of stock options. Under the terms of the 1994 Stock Plan, all grants of stock options must be made at no less than market value, so that the person receiving options will benefit from appreciation of the price of the stock to the same extent as other stockholders.

    COMPENSATION FOR CHIEF EXECUTIVE OFFICER

    Mr. Wassong's salary and bonus are determined in accordance with the same general standards applied to other executives as outlined above. In determining Mr. Wassong's 1997 base salary, the Committee considered the excellent financial results of the Company in 1996 as well as Mr. Wassong's strong individual performance. In 1997, Mr. Wassong's base salary was set at $688,000, which represents a 2.1% increase over his 1996 base salary, and his bonus was set at $890,000. Although, under the Corporation's executive salary criteria and its Incentive Plan, Mr. Wassong was entitled to a significantly greater salary increase and annual bonus, both amounts were set at lower levels at Mr. Wassong's request. During 1997, a total of $237,335 of Mr. Wassong's indebtedness to the Corporation was forgiven in accordance with his employment agreement.

    STOCK OPTIONS

    Generally, stock options are granted to officers based upon the officer's ability to influence the Corporation's long-term growth and profitability. The Stock Option Committee receives recommendations from the Chief Executive Officer concerning option grants for executive officers other than himself. All options have been granted at exercise prices which are not less than the fair market value of the Common Stock on the date of grant. Options to purchase a total of 244,219 shares were granted to the Corporation's Named Executive Officers during 1997, including options to purchase 115,472 shares granted to Mr. Wassong. All of the options granted to the Named Executive Officers in 1997 were granted to replace shares utilized by such persons to satisfy the exercise prices of options previously granted to them by the Corporation (and the tax liability arising therefrom, if any).

                             COMPENSATION COMMITTEE

                                 Jack Futterman

                                Robert A. Kavesh

                                 Steven Kotler

STOCK PERFORMANCE GRAPH

    The following graph charts the total stockholder return over a five-year period commencing on December 31, 1992, with respect to an investment in the Corporation's Common Stock as compared to the Amex Market Value Index and a peer group of companies selected by the Corporation for purposes of comparison (the "Peer Group"). The Peer Group consists of Dep Corporation, Carter-Wallace, Inc., Helen of Troy Limited, NBTY, Inc. and Windmere Corporation. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. Tambrands, Inc., which was part of the peer group included in the proxy statement relating to the Annual Meeting of Stockholders in 1997, is not part of the peer group in the graph below since the company was sold and the stock is no longer traded.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     COMPARISON OF CUMULATIVE TOTAL RETURN TO
                   SHAREHOLDERS
December 31, 1992 to December 31, 1997
                                                          1992       1993       1994       1995       1996       1997
Del Laboratories, Inc                                     $100      130.7      224.1      248.3      338.8      652.3
Peer Group                                                 100       71.3       42.3       39.1       71.1       99.8
AMEX Market Value Index                                    100      119.5      108.6      137.3      146.1      177.2

                      INCREASE OF AUTHORIZED COMMON STOCK

    The Restated Certificate of Incorporation of the Corporation currently authorizes 10,000,000 shares of Common Stock. As of the Record Date there were 7,616,041 shares of Common Stock outstanding, and 2,383,959 Treasury Shares. Of the Treasury Shares, 2,030,793 shares were reserved for issuance under the Corporation's stock option plans. Therefore, the Corporation has only approximately 353,166 Treasury Shares available for issuance from time to time as may be necessary in connection with future stock option grants, financing, investment opportunities, acquisitions or other corporate purposes.

    Accordingly, the Board recommends the amendment of the Restated Certificate of Incorporation of the Corporation to increase the authorized number of shares of Common Stock from 10,000,000 to 20,000,000. If the proposed amendment to the Certificate of Incorporation is adopted, there will be available for issuance by the Corporation approximately 10,353,166 authorized and unreserved shares of Common Stock.

    The Corporation has no present understandings or agreements for issuing the additional shares of Common Stock to be authorized by the proposed amendment, but it is considered advisable to have authorization for such additional shares to enable the Corporation, as the need may arise, to have such shares available without the delay and expenses in connection with the holding of a special meeting of shareholders of the Corporation. The issuance of shares of Common Stock, including additional shares that would be authorized if the proposed amendment to the Certificate of Incorporation is adopted, may dilute the equity ownership position of current holders of shares of Common Stock.

    The affirmation vote of a majority of the shares of Common Stock present and voting at the meeting is necessary for the adoption of this amendment to the Restated Certificate of Incorporation. The Board recommends a vote FOR the adoption of the amendment.

                                    AUDITORS

    KPMG Peat Marwick ("KPMG"), Certified Public Accountants, audit the books and records of the Corporation and have served in such capacity since 1968. The Board of Directors has reappointed the same firm for the current fiscal year. A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will respond to appropriate questions.

                                 OTHER BUSINESS

    The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy materials relating to the 1999 Annual Meeting of Stockholders must be received at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556-0178 by December 21, 1998.

                                          By Order of the Board of Directors,
                                          Shawn A. Smith
                                          SECRETARY

Uniondale, N.Y.
April 28, 1998

PROXY                        DEL LABORATORIES, INC.
             ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, MAY 28, 1998

    The undersigned stockholder of DEL LABORATORIES, INC., a Delaware corporation, hereby appoints Shawn A. Smith and Charles Abdalian, or either of them voting singly in the absence of the other, attorneys and proxies, with the full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Del Laboratories, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at Harrison House, Dosoris Lane and Old Tappan Road, Glen Cove, New York, on May 28, 1998, at 9:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

1.   ELECTION OF DIRECTORS   FOR all nominees listed below   WITHHOLD AUTHORITY
                             (EXCEPT AS WITHHELD IN THE      TO VOTE FOR ALL
                             SPACE PROVIDED) / /             NOMINEES LISTED
                                                             BELOW / /

                    Charles J. Hinkaty, George L. Lindemann

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

2.  APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

    PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.
                                              Dated ______________________, 1998
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THIS CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.